Exhibit 4.24

EXECUTION VERSION

PURCHASE AGREEMENT

August 3, 2017

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Deutsche Bank AG, Singapore Branch

One Raffles Quay

#17-00 South Tower

Singapore 048583

As the Initial Purchasers

Ladies and Gentlemen:

Introductory. Subject to the terms and conditions herein contained, eHi Car Services Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth opposite their names in such Schedule A hereto of $400,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2022 (the “Notes”).

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of August 14, 2017 (the “Indenture”), among the Company, the Guarantors (as defined below) and Citicorp International Limited, as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of a nominee of a depositary (the “Common Depositary”) common to Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”).

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally by the following direct and indirect subsidiaries of the Company: Brave Passion Limited, eHi Auto Services (Hong Kong) Holding Limited and L&L Financial Leasing Holding Limited, (collectively, the “Guarantors”) pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities.”

The date of the completion of the offering of the Notes, as specified in Section 2 below, is referred to herein as the “Closing Date.”

On the Closing Date, the Notes will be guaranteed by each of the Guarantors.

The foregoing is descriptive only and all related matters will be governed by the operative agreements and not the preceding paragraphs.

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The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that such Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated July 31, 2017 (the “Preliminary Offering Memorandum”), and has prepared and delivered to the Initial Purchasers copies of a Pricing Supplement, dated August 3, 2017 (the “Pricing Supplement”), attached hereto as Schedule B, describing the terms of the Securities, each for use by the Initial Purchasers in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement, collectively, are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”). “Road Show Communication” means any written communications with investors by the Company, including its directors, officers, agents and representatives (other than the Initial Purchasers) in connection with the road show which occurred between July 31, 2017 and August 3, 2017.

The Company and the Guarantors hereby confirm their agreements with the Initial Purchasers as follows:

Section 1.          Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)          No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

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(b)          No Integration of Offerings or Directed Selling Efforts. None of the Company, any of its Affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)          The Pricing Disclosure Package and Final Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto, as the case may be, which information consists solely of the information specified in Section 8(b) hereof. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(d)          Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications (for the avoidance of doubt, including any Road Show Communication), in each case, used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser expressly for use in any Company Additional Written Communication.

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(e)          The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

(f)          Authorization of the Securities. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company, and when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. The Guarantees on the Closing Date when issued will be in the respective forms contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees will constitute valid and binding agreements of the Guarantors, in each case, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(g)          Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by the parties thereto, will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h)          Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective descriptions thereof contained in the Offering Memorandum.

(i)          No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries, as such term is defined under Rule 405 of the Securities Act (the “Subsidiaries”) and consolidated variable interest entities (each, a “VIE” and, together with the Subsidiaries, the “Controlled Entities”) listed in Schedule C hereto, taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Company and its Controlled Entities, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or any of its Controlled Entities on any class of capital stock or repurchase or redemption by the Company or any of its Controlled Entities of any class of capital stock; (iv) there has not been any material change in the share capital or long term indebtedness of the Company or any of its Controlled Entities; and (v) neither the Company or any of its Controlled Entities shall have sustained a loss or interference with its business that is material to the Company and its Controlled Entities taken as a whole and that is either by strike, fire, flood, explosion, or other calamity, regardless of whether or not such loss shall have been insured, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

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(j)          Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, who has audited the financial statements of the Company and its Controlled Entities, is an independent registered public accounting firm with respect to the Company and its Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(k)          Preparation of the Financial Statements. The consolidated financial statements, together with the related schedules and notes, of the Company and its Controlled Entities included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its Controlled Entities as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Summary Consolidated Financial and Other Data” and “Selected Consolidated Financial and Other Data” fairly present in all material respects the information set forth therein and, except for non-U.S. GAAP measures or otherwise disclosed therein, have been derived from the consolidated financial statements contained in the Offering Memorandum. The non-U.S. GAAP measures set forth in such sections have been properly presented on the bases described thereunder. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulation of the Commission promulgated thereunder) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(l)          Operating Data. All operating data of the Company and the Controlled Entities disclosed in the Offering Memorandum, including but not limited to, number of vehicles, utilization rates, average daily rental rates, number of registered members, number of corporate and institutional clients and number of service locations, are true and accurate in all material respects.

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(m)          Incorporation and Good Standing of the Company and its Controlled Entities. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses as described in the Offering Memorandum, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, result in a Material Adverse Change. The memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. No change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date. The Company does not own or control, directly or indirectly, any corporation, partnership, joint venture, association or other entity, which is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act, other than the Controlled Entities listed in Schedule C hereto. Each Controlled Entity of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and, except as disclosed in the Offering Memorandum, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the businesses as described in the Offering Memorandum, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity interests of each Controlled Entity of the Company has been duly authorized and validly issued and is fully or timely paid in due course and nonassessable; except as disclosed in the Offering Memorandum, the capital stock or other equity interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; the capital stock of each VIE is owned by such individuals as disclosed under the caption “Our Corporate History and Structure” of the Offering Memorandum, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for those encumbrances on the equity interests of the VIE as provided in the Control Agreements (as defined below); and the memorandum and articles of association or other constitutive or organizational documents of each of Controlled Entities of the Company comply with the requirements of applicable laws and regulations in their respective jurisdictions of incorporation and are in full force and effect.

(n)          Capitalization and Other Capital Stock Matters. The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading “Capitalization”; all the issued and outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of its Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of the Company or any of its Controlled Entities, any such convertible or exchangeable securities or any such rights, warrants or options. With respect to the stock awards granted pursuant to the employee performance incentive plans of the Company, (i) each such grant was duly authorized by all necessary corporate action, including, as applicable, approval and/or ratification by the board of directors of the Company (or a duly constituted and authorized committee thereof), (ii) each such grant was made in accordance with the terms of the employee performance incentive plans and all applicable laws and regulatory rules or requirements, and (iii) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company.

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(o)          Corporate Structure and Control Agreements. Except as disclosed in the Offering Memorandum, each of the current contractual arrangements and agreements enabling the Company to exercise effective control over and consolidate the financial statements of the VIEs (collectively, the “Control Agreements”) has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and does not violate any requirements of laws of the People’s Republic of China (the “PRC”). Each of the parties to the Control Agreements has the power and capacity (corporate or otherwise) to enter into and to perform its obligations under such Control Agreements and has, to the extent applicable, taken all necessary corporate actions to authorize the performance of the Control Agreements. All required Governmental Authorizations (as defined below) in respect of the Control Agreements to ensure the legality and enforceability of each of the Control Agreements have been duly obtained and no further Governmental Authorizations are required in connection with the Control Agreements or the performance of the terms thereof and no stamp duty or similar tax is required to be paid in connection with the Control Agreements, except that the future exercise of the call options under the Control Agreements shall be approved and/or registered by the relevant Governmental Agencies (as defined below) and the equity pledge under the Control Agreements shall be continually registered with the relevant Governmental Agencies. The execution, delivery and performance of each of the Control Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, do not and will not (A) result in any violation of the memorandum and articles of association, charter, by-law or other constituent documents (if any) or Governmental Authorizations of any of the parties to the Control Agreements; (B) except as disclosed in the Offering Memorandum, result in any violation of, or penalty under, any PRC laws; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which any of them is bound or to which any of their properties or assets is subject, except, in the case of (C) above, as would not, individually or in the aggregate, result in a Material Adverse Change. The corporate structure of the Company (including the shareholding structure of each of its Controlled Entities) as described in the Offering Memorandum does not, and immediately following the offer and sale of the Securities will not violate, breach, contravene or otherwise conflict with any applicable PRC laws. There have been no legal, arbitration, government or other legal proceedings challenging the legality or validity of the corporate structure of the Company pending before or, to the knowledge of the Company and each of the Guarantors, threatened by any court or arbitrator or governmental or regulatory authority (“Governmental Agency”) or any person.

(p)          Termination of Material Contracts. Neither the Company nor any of its Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Offering Memorandum or filed (or incorporated by reference) as an exhibit to the Company’s annual report on the Form 20-F filed with the Commission on April 27, 2017, and no such termination or non-renewal has been threatened by the Company or any of its Controlled Entities, or to the knowledge of the Company and each of the Guarantors, by any other party to any such contract or agreement.

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(q)          Management’s Discussion and Analysis of Financial Condition and Results of Operations. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in the Offering Memorandum accurately and fully, in all material respects, describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Offering Memorandum and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and capital resources” in the Offering Memorandum fairly and accurately, in all material respects, describes all trends, demands, commitments, events, uncertainties and risks and the potential effects thereof known to the Company, that the Company believes would materially affect its liquidity and are reasonably likely to occur. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Off-balance sheet arrangements” in the Offering Memorandum fairly and accurately, in all material respects, describes all off-balance sheet transactions, arrangements, commitments and obligations of the Company or its Controlled Entities that are reasonably likely to have a material effect on the liquidity of the Company and its Controlled Entities or the availability thereof or the requirements of the Company and its Controlled Entities for capital resources.

(r)          No Violation or Default. Neither the Company nor any of its Controlled Entities is (i) in violation of its respective memorandum and articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject; or (iii) except as disclosed in the Offering Memorandum, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Change.

(s)          No Conflicts. The execution, delivery and performance by the Company and Guarantors of each of this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”), the issuance and sale of the Securities and the consummation by the Company and Guarantors of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, result in a Material Adverse Change.

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(t)          No Consents Required. No consent, approval, authorization, order, license, permit, registration, declaration, filing or qualification of or with any Governmental Agency (“Governmental Authorizations”) (including, but not limited to, registration with the National Development and Reform Commission) is required for the execution, delivery and performance by the Company and Guarantors of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for the approval in-principle for the listing and quotation of the Notes on the Singapore Exchange Securities Trading Limited (the “SGX-ST”).

(u)          Legal Proceedings. Except as disclosed in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Controlled Entities is or may be a party or to which any property of the Company or any of its Controlled Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Controlled Entities, could reasonably be expected to result in a Material Adverse Change; no such investigations, actions, suits or proceedings are, to the knowledge of the Company and each of the Guarantors, threatened or contemplated by any Governmental Agency or threatened by others.

(v)         Intellectual Property Rights. Except as disclosed in the Offering Memorandum, the Company and its Controlled Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property Rights”) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. (i) To the knowledge of the Company and each of the Guarantors, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property Rights owned by the Company or any of the Controlled Entities; (ii) there is no pending or, to the knowledge of the Company and each of the Guarantors, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Controlled Entities in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the knowledge of the Company and each of the Guarantors, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company and each of the Guarantors, threatened action, suit, proceeding or claim by others that the Company or any of its Controlled Entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) none of the Intellectual Property Rights used by the Company and its Controlled Entities in their businesses has been obtained or is being used by the Company or any of its Controlled Entities in violation of any contractual obligation binding on the Company, any of its Controlled Entities in violation of the rights of any persons, except, in each case, covered by clauses (i) through (v) above such as would not, if determined adversely to the Company or any of its Controlled Entities, individually or in the aggregate, result in a Material Adverse Change.

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(w)          Licenses and Permits. Except as disclosed in the Offering Memorandum, the Company and its Controlled Entities possess all Governmental Authorizations that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, result in a Material Adverse Change; and neither the Company nor any of its Controlled Entities has received notice of any revocation or modification of any such Governmental Authorizations or has any reason to believe that any such Governmental Authorizations will not be renewed in the ordinary course. In particular, except as disclosed in the Offering Memorandum, the Company and its Controlled Entities have obtained all Governmental Authorizations required under PRC national and local laws, regulations and rules applicable to the provision of car rental and car services including, without limitation, the Notice on Promoting the Healthy Development of Car Rental Industry promulgated by the Ministry of Transport of the PRC in 2011, the Road Transportation Regulation promulgated by the State Council of the PRC in 2004, as amended in 2012 and 2016, and the Administrative Regulations on Operation and Services of Taxis promulgated by the Ministry of Transport of the PRC that became effective in 2015 (collectively, the “Car Rental and Car Service Regulations”) or pursuant to any official clarifications, guidance, interpretations or implementation rules in connection with or related to the Car Rental and Car Service Regulations(collectively, the “Car Rental and Car Service Regulations and Related Clarifications”), except where the failure to possess the same would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s current business arrangement of providing chauffeured car services primarily to its corporate and institutional clients and generally entering into long-term framework agreements with these corporate and institutional clients, pursuant to which its vehicles and chauffeur services are provided by different subsidiaries under separate contracts, does not violate any of the Car Rental and Car Service Regulations and Related Clarifications.

(x)          Title to Real and Personal Property. Except as disclosed in the Offering Memorandum, the Company and its Controlled Entities have good and marketable title in fee simple (in the case of real property) to, or, have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Controlled Entities, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Controlled Entities or (ii) could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(y)          Tax Law Compliance. Except as otherwise disclosed in the Offering Memorandum, the Company and its Controlled Entities have paid all taxes and filed all tax returns required to be paid or filed through the date hereof, except for cases in which the failure to pay or file would not, individually or in the aggregate, result in a Material Adverse Change; and, except as otherwise disclosed in the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Controlled Entities or any of their respective properties or assets, except for tax deficiency that would not, individually or in the aggregate, result in a Material Adverse Change. To the knowledge of the Company and each of the Guarantors, no tax investigation is currently pending against the Company or any of its Controlled Entities. The provisions included in the audited consolidated financial statements and unaudited condensed consolidated financial statements as set out in the Offering Memorandum included appropriate provisions required under U.S. GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited and unaudited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable.

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(z)          Investment Company Act. Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof received by the Company as described in the Offering Memorandum, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Investment Company Act”).

(aa)         Insurance. The Company and its Controlled Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks in amounts and of the type as the Company reasonably believes are prudent and customary in the business in which the Company and its Controlled Entities are engaged; and neither the Company nor any of its Controlled Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. There is no material insurance claim made by or against the Company or any of its Controlled Entities, pending, outstanding, or to the knowledge of the Company and each of the Guarantors, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim. The Company has had directors and officers insurance policy in place and such policy is in the form satisfactory to its independent directors.

(bb)         No Price Stabilization or Manipulation. None of the Company and its Controlled Entities and, to the knowledge of the Company and each of the Guarantors, any director, executive officer, agent, employee, Affiliate or person acting on behalf the Company and its Controlled Entities, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(cc)         Solvency. The Company and the Guarantors, on a consolidated basis, are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

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(dd)         Company’s Accounting System. The Company and its Controlled Entities, on a consolidated basis, maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that, except as disclosed in the Offering Memorandum, comply with the requirements of the Exchange Act which are applicable to them, and that has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S.GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Memorandum, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ee)         Disclosure Controls and Procedures. The Company and its Controlled Entities, on a consolidated basis, have established and maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act, as applicable, and that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ff)         Use of Proceeds. The application of the net proceeds received by the Company from the offering of Securities, as described in the Offering Memorandum, will not (i) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its Controlled Entities, (ii) contravene or violate any applicable laws, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject or (iv) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of the Controlled Entities, except in the case of clauses (iii) and (iv) above, where such contravention or default would not, individually or in the aggregate, result in a Material Adverse Change.

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(gg)         Compliance with and Liability under Environmental Laws. (i) The Company and its Controlled Entities (a) are, and at all prior times were, in compliance with any and all applicable laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of the environment, natural resources or, with respect to exposure to Hazardous Materials, human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all Governmental Authorizations required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Controlled Entities, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its Controlled Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its Controlled Entities are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Controlled Entities, and (c) none of the Company and its Controlled Entities anticipates material capital expenditures relating to any Environmental Laws. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(hh)         Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its Controlled Entities (or, to the knowledge of the Company and each of the Guarantors, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Controlled Entities is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Controlled Entities, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

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(ii)           No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Controlled Entities exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Controlled Entities’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, result in a Material Adverse Change.

(jj)           No Undisclosed Benefits. Except as disclosed in the Offering Memorandum, neither the Company nor any of its Controlled Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its Controlled Entities.

(kk)         Related Party Transactions. There are no material relationships or transactions between the Company or any of its Controlled Entities on the one hand and the Company’s respective 5% or greater shareholders, Affiliates, directors or executive officers, or any Affiliates or members of the immediate families of such persons, on the other hand, or any other related party transactions that would be required to be disclosed pursuant to Item 404 of Regulation S-K that are not disclosed in the Offering Memorandum under the heading “Related Party Transactions.” The Company has not, directly or indirectly, including through any of its Controlled Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of its Controlled Entities, or to or for any family member or Affiliate of any director or executive officer of the Company or any of its Controlled Entities; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of its Controlled Entities, or any family member or Affiliate of any director or executive officer, that (x) is outstanding on the date hereof and (y) constitutes a material violation of any applicable law or regulation.

(ll)           No Unlawful Payments. Neither the Company nor any of its Controlled Entities nor any director, executive officer, or employee of the Company or any of its Controlled Entities nor, to the knowledge of the Company and each of the Guarantors, any agent, affiliate or representative of the Company or any of its Controlled Entities has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

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(mm)       Compliance with Money Laundering Laws. The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Controlled Entities conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Agency involving the Company or any of its Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and each of the Guarantors, threatened.

(nn)         No Conflicts with Sanctions Laws. Neither the Company nor any of its Controlled Entities, directors, executive officers or employees, nor, to the knowledge of the Company and each of the Guarantors, any agent, affiliate, representative or other person associated with or acting on behalf of the Company or any of its Controlled Entities is currently the subject or the target of any sanctions administered or enforced by the United States Government, (including, without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury or the United States Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Controlled Entities located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Crimea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)         Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)         Regulation S. Each of the Company and the Guarantors is a “foreign issuer,” as defined in Rule 902 under the Securities Act.

(qq)         Listing. The Company has received approval-in-principle for the listing and quotation of the Notes on the SGX-ST.

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(rr)          Public Filings. All public notices, announcements and advertisements in connection with the issue of the Securities and all filings and submissions provided by or on behalf of the Company to the New York Stock Exchange and the Commission have complied and will comply in all material respects with all rules and regulations of New York Stock Exchange and the Commission to the extent applicable.

(ss)         No Transfer Taxes. Except as otherwise disclosed in the Offering Memorandum, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to the government of the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC, or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, issue and offering of the Notes to or for the account of the Initial Purchasers in the manner contemplated in this Agreement, (ii) the execution and delivery of this Agreement and the Indenture or (iii) the resale of the Securities by the Initial Purchasers, except for Cayman Islands stamp duty payable if this Agreement, the Indenture, the Securities or an instrument of transfer in respect of the Securities is executed in or later brought into the Cayman Islands and assuming no creation, issue or offering of the Notes have been or will be made directly or indirectly within the PRC.

(tt)          No Broker’s Fees. Neither the Company nor any of its Controlled Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(uu)         No Restrictions on Controlled Entities; Payment of Dividends. Except for those encumbrances on the VIEs as provided in the Control Agreements and except as disclosed in the Offering Memorandum, no Controlled Entities of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Controlled Entity’s capital stock, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s properties or assets to the Company or any other Controlled Entity of the Company. Except as disclosed in the Offering Memorandum, under current laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the share capital of the Company or the Controlled Entities may be paid by the Company or such Controlled Entity to the holders thereof outside the PRC in United States dollars and freely transferred out of the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC; and all such payments made to holders of the share capital who are non-residents of the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Governmental Authorization in the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein.

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(vv)         Directors and Executive Officers. To the knowledge of the Company and each of the Guarantors, the Company’s directors, director nominees and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director, director nominee or executive officer to be unsuitable for his or her position on the Company’s Board of Directors or in the Company.

(ww)       Merger or Consolidation. Neither the Company nor any of its Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed in the Offering Memorandum.

(xx)          Accurate Disclosure. The statements in the Offering Memorandum under the headings “Summary,” “Risk Factors,” “Use of Proceeds,” “Enforceability of Civil Liabilities,” “Our Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations Overview,” “Management,” “Related Party Transactions,” “Description of Other Material Indebtedness,” “Description of the Notes,” “Taxation” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. The preceding sentence, insofar as it relates to statements in the Offering Memorandum under the heading “Plan of Distribution,” does not apply to information furnished to the Company in writing by any Initial Purchaser expressly for use in the Offering Memorandum, which information consists solely of the information specified in Section 8(b) hereof.

(yy)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company and each of the Guarantors, any of the Company’s directors or executive officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(zz)          SAFE Compliance. Each of the Company and its Controlled Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are, or to the knowledge of the Company and each of the Guarantors, are directly or indirectly owned or controlled by, PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations. Subject to the uncertainty as to the application and interpretation of the Notice on Issues Relating to the Administration of Foreign Exchange for Overseas Investment and Financing and Reverse Investment by Domestic Residents via Special Purpose Vehicles which was promulgated by the State Administration of Foreign Exchange of the PRC on July 4, 2014, each Controlled Entity of the Company established in the PRC has completed all relevant registration and other procedures required under SAFE Rules and Regulations. The Company has urged its current shareholders and beneficial owners of the Company who are, to the knowledge of the Company and each of the Guarantors, PRC residents or PRC citizens, to comply with all registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company.

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(aaa)       No Immunity. None of the Company, its Controlled Entities and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company and the Guarantors in this Agreement and the Indenture not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Indenture is valid and binding under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC.

(bbb)      Choice of Law; Submission to Jurisdiction. The choice of the laws of the State of New York as the governing law of this Agreement and the Indenture is a valid choice of law under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Offering Memorandum and subject to applicable provisions of the Civil Procedure Law and the General Principles of Civil Law of the PRC relating to choice of foreign laws. Each of the Company and the Guarantors has the power to submit, and pursuant to this Agreement and the Indenture has submitted, or will have submitted at the Closing Date, legally, validly, effectively and irrevocably, to the jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, New York; and each of the Company and the Guarantors has the power to designate, appoint and empower, and pursuant to this Agreement and the Indenture has, or at the Closing Date will have, designated, appointed and empowered, validly, effectively and irrevocably, an agent for service of process in any suit or proceeding based on or arising under this Agreement and the Indenture in any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, as provided herein and in therein.

(ccc)       Winding Up. No winding up or liquidation proceedings have been commenced in any jurisdiction against any of the Company or its Controlled Entities and no proceedings have been commenced for the purpose of, and no judgment has been rendered declaring any of the Company or its Controlled Entities bankrupt or insolvent in any jurisdiction. Neither the Company nor any of its Controlled Entities has taken any step towards any legal or administrative proceedings for its winding up, dissolution or liquidation or for the suspension, revocation or cancellation of its business licenses.

Any certificate signed by an executive officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

Section 2.          Purchase, Sale and Delivery of the Securities.

(a)           The Securities. The Company agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 100.0% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth. In consideration of the agreement by the Initial Purchasers to severally, and not jointly, purchase the Notes, the Company shall pay to each Initial Purchaser an underwriting, management and selling commission as agreed and set forth in one or more separate fee letters, dated on or before the Closing Date, among the Company and the Initial Purchasers, either collectively or individually (each a “Fee Letter”).

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(b)           The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 12th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Central, Hong Kong (or such other place as may be agreed to by the Company and the Initial Purchasers at 4:00p.m. Hong Kong time, on August 14, 2017, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum.

(c)           Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the several Initial Purchasers, the Notes to be purchased by the Initial Purchasers hereunder and to be offered and sold by each Initial Purchaser in reliance on Regulation S in the form of one or more global notes in definitive form (the “Regulation S Global Notes”) and registered in the name of a nominee of the Common Depositary. The Notes shall be delivered by the Company to the Initial Purchasers through the facilities of the Common Depositary to Euroclear and Clearstream against payment by the Common Depositary on behalf of the Initial Purchasers of the purchase price therefor pursuant to Section 2(a) above by means of a wire transfer of immediately available funds. Payment by the Common Depositary on behalf of the Initial Purchasers for the Notes shall be evidenced by a confirmation from the Common Depositary that it has made such payment. The Regulation S Global Notes shall be assigned an ISIN number. The Regulation S Global Notes shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Offering Memorandum. Interests in the Regulation S Global Notes shall be held only in book-entry form through Euroclear and Clearstream, except in the limited circumstances described in the Indenture when they may be exchanged for definitive certificated Notes.

Section 3.          Additional Covenants. Each of the Company and the Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a)           Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement without the prior written consent of the Initial Purchasers. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been furnished a copy of the proposed amendment or supplement a reasonably time prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or distribute any such written communication to which the Initial Purchasers reasonably object.

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(b)           Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with applicable law, the Company and the Guarantors will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the sale of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company and the Guarantors agree to promptly prepare and (subject to Section 3(a) hereof), furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Offering Memorandum, as so amended or supplemented, is delivered to a Subsequent Purchaser, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c)           Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)          Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for  the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of any jurisdiction designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) take any action that would subject it to any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose.

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(e)           Taxes. The Company and the Guarantors will indemnify and hold harmless the Initial Purchasers against any documentary, stamp or similar issuance or transfer taxes, including any interest and penalties, on the creation, issuance and sale of the Securities and on the execution and delivery of this Agreement and on payment received by the Initial Purchasers under this Agreement; for the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Initial Purchaser. All payments to be made by the Company or the Guarantors to the Initial Purchasers hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Guarantors are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or the Guarantors shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(f)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Pricing Disclosure Package under the heading “Use of Proceeds”. The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner (i) as would require the Company or any of its Controlled Entities to register as an investment company under the Investment Company Act, or (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations. The Company will not, and will cause its Controlled Entities not to, directly or indirectly, use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.

(g)           Euroclear and Clearstream. The Company and the Guarantors will cooperate with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

(h)           Agreement Not To Offer or Sell Additional Securities. During the period of 30 days following the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Initial Purchasers (which consent may be withheld at their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell, issue, pledge, or otherwise dispose of or transfer (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition within 30 days following the date hereof) any debt securities of the Company or such Guarantor having a tenor of more than one year or securities exchangeable for or convertible into such debt securities (except for the Notes sold to the Initial Purchasers pursuant to this Agreement).

(i)            No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would require the registration of the Securities under the Securities Act.

(j)            No Directed Selling Efforts. Each of the Company and the Guarantors agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company and the Guarantors will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

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(k)           No Restricted Resales. During the period of one year after the Closing Date, the Company and its Controlled Entities will not, and will not permit any of their respective Affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them, except to non-U.S. Persons outside the United States in accordance with Regulation S.

(l)            Legended Securities. Each certificate for a Note will bear the legend contained in the “Transfer Restrictions” in the Final Offering Memorandum for the time period and upon the other terms stated in the Final Offering Memorandum.

(m)          No Stabilization. Neither the Company nor any Guarantor nor any of their respective Affiliates, nor any person acting on its or their behalf will take, directly or indirectly, any action designed to cause or to result in, or that will constitute or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(n)           Listing on Securities Exchange. The Company will use its reasonable best efforts to cause the Notes, subject to confirmation of issuance, to be listed and quoted on the SGX-ST, and in connection therewith, to furnish from time to time any and all documents, instruments, information, undertakings and confirmations and publish all advertisements or other material and announce all information that may be necessary in order to effect and maintain such listing; and if the Company is unable to maintain such listing having used its reasonable best efforts, to use its reasonable best efforts to obtain and maintain a listing of the Notes on such other stock exchange or stock exchanges as the Company may agree with the Initial Purchasers.

(o)           Press Releases. Except for routine press releases or other communications in the ordinary course of business consistent with past practice, including but not limited to, any quarterly earnings and any announcements regarding the Company’s strategic or business partners, prior to the Closing Date and for 40 days subsequent to the Closing Date, neither the Company nor any of the Guarantors will issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company or any of its Controlled Entities, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or any of its Controlled Entities, without the prior consent of the Initial Purchasers (such consent not to be unreasonably withheld, and such consent can be in electronic form), unless in the judgment of the Company and the Guarantors and their counsel, and after notification to the Initial Purchasers, such press release or communication is required by law or except as issued in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and the rules and regulations of the New York Stock Exchange.

(p)           SAFE Compliance. The Company will use its best efforts to comply in all material respects with the SAFE Rules and Regulations, and will use commercially reasonable efforts to cause its shareholders named in the Company’s share register and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder named in the Company’s share register and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

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(q)          Compliance with Securities Laws. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, the Securities Act, the Exchange Act, the applicable rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “Securities Laws”), and use its best efforts to cause the Company’s directors and executive officers, in their capacities as such, to comply with the Securities Laws.

The Initial Purchasers may, in their sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.          Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof in the amount as agreed by the Company; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ legal counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate; (vi) any fees charged by rating agencies for rating the Securities and all fees and expenses relating to the rating agency process; (vii) the fees and expenses of the Trustee, any paying agent, any transfer agent and the registrar (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the Securities’ eligibility for clearance and settlement through Euroclear and Clearstream; (ix) all expenses incurred by the Company and the Guarantors in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing and quotation of the Notes on the SGX-ST; (xi) the fees and expenses of service of process agent; and (xii) the fees and expenses of the Initial Purchasers’ United States and PRC legal counsel, not to exceed US$230,000 in the aggregate. Any claim for such costs and expenses shall be accompanied by evidence of such payment or a copy of the relevant invoice (as the case may be). The Company will pay a rebate of 0.20% of the total principal amount of the Notes sold to private banks in connection with the offering of the Notes, which shall be deducted from the proceeds of the Notes on the Closing Date.

Section 5.          Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

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(a)          Accountants’ Comfort Letter. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers Zhong Tian LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and Final Offering Memorandum; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than five days prior to such Closing Date.

(b)          No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and to the Closing Date:

(i)          in the judgment of the Initial Purchasers there shall not have occurred or shall exist any Material Adverse Change the effect of which makes or would make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum; and

(ii)         there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading nor any initiation of review for a possible downward change, in the rating accorded the Company or any of its Controlled Entities or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(c)          Opinion of U.S. Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of O’Melveny & Myers LLP, U.S. counsel for the Company, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers, to the effect set forth in Annex A hereto.

(d)          Opinion of PRC Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received a copy of the favorable opinion and consent letter of Grandall Law Firm, PRC counsel for the Company, each dated as of the Closing Date and addressed to the Company, with respect to such matters as may be reasonably requested by the Initial Purchasers, to the effect set forth in Annex B hereto.

(e)          Opinion of Cayman Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received the opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers, to the effect set forth in Annex C hereto.

(f)          Opinion of British Virgin Islands Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received the opinion of Maples and Calder (Hong Kong) LLP, British Virgin Islands counsel for the Company, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers, to the effect set forth in Annex D hereto.

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(g)          Opinion of Hong Kong Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of O’Melveny & Myers LLP, Hong Kong counsel for the Company, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers, to the effect set forth in Annex E hereto.

(h)          Opinion of PRC Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Commerce & Finance Law Offices, PRC counsel for the Initial Purchasers, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(i)           Opinion of U.S. Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(j)           Exchange Listing. Approval in-principle shall have been received for the listing and quotation of the Notes on the SGX-ST.

(k)           Officers’ Certificate. On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the chief financial officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Initial Purchasers, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i)          for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)         the representations and warranties of the Company and the Guarantors set forth in Section 1 hereof are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)        each of the Company and the Guarantors has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(l)            Certificate of the Chief Financial Officer. The Initial Purchasers shall have received a certificate, on the date hereof and on the Closing Date, signed by the chief financial officer of the Company certifying as to the preparation, completeness and accuracy of certain financial and operating data relating to the Company contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(m)          Indenture and Securities. The Company and the Guarantors shall have executed and delivered the Indenture and Securities, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

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(n)          Ratings. The Initial Purchasers shall have received on the Closing Date a letter or release from each of S&P Global Ratings, a division of S&P Global Inc., and its successors or any of its affiliates (“S&P”) and Fitch Ratings Inc. (“Fitch”) to the effect that, on the Closing Date, the Securities are rated at least “BB-” by S&P and “BB-” by Fitch.

(o)          Approval of Issuance and Sale of Securities. The Company shall have provided to the Initial Purchasers copies of the resolutions of the board of directors of the Company, authorizing the execution and delivery of the Transaction Documents to which it is or will be a party, and performance of the Company’s obligations hereby and thereby. Each Guarantor shall have provided to the Initial Purchasers copies of resolutions of the board of directors and shareholders (to the extent required) of such Guarantor, authorizing the execution and delivery of the Transaction Documents to which it is or will be a party, and performance of the Guarantor’s obligations hereby and thereby.

(p)          Euroclear and Clearstream. The Notes shall be eligible for clearance and settlement through Euroclear and Clearstream.

(q)          No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Agency that would, as of the Closing Date, prevent the issuance or sale of the Securities by the Company, the listing and quotation of the Notes on SGX-ST or the consummation of the transactions contemplated by the Transaction Documents; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities by the Company, the listing and quotation of the Notes on the SGX-ST or the consummation of the transactions contemplated by the Transaction Documents.

(r)          Good Standing. The Initial Purchasers shall have received on and as of the Closing Date satisfactory evidence of, where applicable, the good standing of the Company and the Guarantors in their respective jurisdictions of organization and, where applicable, their good standing in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(s)          Fee Letters. On or prior to the Closing Date, the Company shall have entered into one or more separate Fee Letters with each of the Initial Purchasers, either collectively or individually, setting forth the underwriting, management and selling commissions payable to each of the Initial Purchasers.

(t)          Additional Documents. On or before the Closing Date, the Initial Purchasers or counsel for the Initial Purchasers shall have received such additional information or documents as they may reasonably request

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Section 6.          Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company and Guarantors to perform any agreement herein or to comply with any provision hereof, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

Section 7.          Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)          Offers and Sales only outside the United States. Each offer or sale of the Securities made by the Initial Purchasers or Affiliates shall only be made to persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S.

(b)          No Directed Selling Efforts. No directed selling efforts (within the meaning of Regulation S) will be made in connection with the offering of the Securities.

(c)          Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)          Each Initial Purchaser severally agrees that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Securities to the public in that Relevant Member State other than:

(i)          to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)         to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the initial purchaser; or

(iii)        in any other circumstances falling within Article 3(2) of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer of the Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Section 8.          Indemnification.

(a)          Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection 8(b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

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(b)          Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective affiliates, directors, officers and employees and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the legal and marketing names of the Initial Purchasers set forth in the Pricing Disclosure Package and Final Offering Memorandum and the second paragraph on page i and the fourth paragraph in the section entitled “Plan of Distribution” relating to stabilization. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchasers may otherwise have.

(c)          Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8, except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel (in each jurisdiction)), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

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(d)          Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 9.          Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

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The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

Section 10.         Termination of this Agreement. This Agreement may be terminated jointly by J.P. Morgan Securities plc and Deutsche Bank AG, Singapore Branch by notice given to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date: (i) trading or quotation in any of the Company’s securities shall have been suspended by the Commission or by any exchange or in any over-the-counter market; (ii) trading generally shall have been suspended or materially limited on or by any of the Hong Kong Stock Exchange, the SGX-ST, the New York Stock Exchange, NYSE MKT LLC, The Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iii) a general banking moratorium shall have been declared by any United States or New York, Singapore, Hong Kong or the PRC authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company or any Guarantor, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

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Section 11.         Representations, Indemnities and Contributions to Survive Delivery. The respective indemnities, contributions, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 12.         Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London, E14 5JP
United Kingdom
Facsimile: +44 20 3493 0682
Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

Deutsche Bank AG, Singapore Branch

One Raffles Quay, #17-00 South Tower

Singapore 048583

Facsimile: +65 6883 1769

Attention: Global Risk Syndicate

If to the Company or the Guarantors:

Unit 12/F, Building No. 5, Guosheng Center
388 Daduhe Road
Shanghai, 200062
People’s Republic of China
Attention: Colin Chitnim Sung, Chief Financial Officer

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

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Section 13.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

Section 14.         Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities plc and Deutsche Bank AG, Singapore Branch on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities plc and Deutsche Bank AG, Singapore Branch shall be binding upon the Initial Purchasers.

Section 15.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16.        Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a)          Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment,” as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each of the Company and the Guarantors irrevocably appoints Law Debenture Corporate Services Inc. as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court. Service of any process, summons, notice or document upon such agent and written notice of such service mailed and delivered to such party’s address set forth above shall to the fullest extent permitted by applicable law be deemed effective service of process for any Related Proceeding brought in any Specified Court.

(b)          Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

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(c)          Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and each Guarantor in respect of any sum due from them to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, each of the Company and the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company and the Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

Section 17.         Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

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Section 18.         Agreement Among Managers. The execution of this Agreement by or on behalf of the Initial Purchasers will constitute the acceptance by each Initial Purchaser of the International Capital Market Association Standard Form Agreement Among Managers Version 1 (“AAM”), including the New York Law Schedule for Non Equity-Related Issues Governed by New York Law. The Initial Purchasers further agree that references in the AAM to the “Lead Manager”, the “Joint Bookrunners” and the “Managers” shall mean the Initial Purchasers, references in the AAM and this Agreement to the "Settlement Lead Manager" shall mean J.P. Morgan Securities plc and references in the AAM to the "Stabilisation Coordinator" shall mean any of the Initial Purchasers appointed and acting in its capacity as a stabilizing manager (or persons acting on its behalf). The Initial Purchasers agree as between themselves to amend the AAM as follows:

(a)          in Clause 1, the phrase "as agent of the issuer" shall be deemed to be deleted;

(b)          in Clause 3, the term "Lead Manager" shall be deemed to refer to the Settlement Lead Manager;

(c)          the following sentence shall be deemed to be added to the end of Clause 3(2):

"In addition, any profits incurred by the Settlement Lead Manager as a result of any action taken pursuant to this Clause shall be shared among the non-defaulting Managers (including the Settlement Lead Manager) in proportion to their Commitments or on such other basis as the Settlement Lead Manager considers, in its absolute discretion, to be fair.";

(d)          the following clause shall be deemed to be inserted into the AAM as a new Clause 6A:

"6A.           OVERALLOTMENT

Each Manager acknowledges and agrees that, in order to assist in the orderly distribution of the Securities, one or more of the Managers (for the purposes of this Clause, the "participating Managers") may agree to overallot in arranging subscriptions, sales and purchases of the Securities and may subsequently make purchases and sales of the Securities, in addition to their respective underwriting commitments, in the open market or otherwise, on such terms as the participating Managers deem advisable. Such overallotment positions may be allocated among all or some of the participating Managers equally or in such proportions as the participating Managers may agree. The participating Managers shall agree among themselves whether (i) each participating Manager is responsible for managing its own position and is liable for any loss or entitled to any profit arising from the management of such position or (ii) the positions should be aggregated with one or more participating Managers being responsible for managing the combined position and to aggregate profits and losses and share them among all or some of the participating Managers in such proportions as they may agree.  All such purchases, sales and overallotments shall be made in accordance with applicable laws and regulations. Nothing in Clause 6(2) shall prohibit the purchases, sales and overallotments of Securities described in this Clause as such purchases, sales and overallotments shall not, for the purposes of the AAM, be treated as Stabilisation Transactions as defined in the AAM."

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(e)          Clause 7 shall be deemed to be deleted in its entirety and replaced with the following:

"The Managers agree that any fees and expenses that are the joint responsibility of the Managers and payable by the Managers, and any out-of-pocket expenses that are the joint responsibility of the Managers and reimbursable but not reimbursed by the Company or the Guarantors, shall be aggregated and allocated among the Managers pro rata to their respective Commitments and each Manager authorises the Settlement Lead Manager to charge or credit each Manager's account for its proportional share of such fees and expenses.";

(f)          Clause 8 shall be deemed to be deleted in its entirety; and

(g)          references in the AAM to the “Commitments” shall mean the amounts severally underwritten by the Initial Purchasers in the amounts set out in Schedule A to this Agreement.

Within 90 days of the Closing Date, the Settlement Lead Manager shall determine and pay the net commissions due to the other Initial Purchasers. The Initial Purchasers acknowledge that all expenses incurred by each of them and their respective agents in connection with the offering and sale of the Notes will be for their respective account. Interest earned on the aggregate net commissions in connection with the offering and sale of the Notes shall be shared among the Initial Purchasers pro rata by reference to their respective Commitments.

Where there are any inconsistencies between this Agreement and the AAM, the terms of this Agreement shall prevail.

Section 19.         No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

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The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

Section 20.         Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Section 21.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature pages to follow]

37

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
The Company
EHI CAR SERVICES LIMITED

By:
Name:
Title:

For and on behalf of each of the following Guarantors
BRAVE PASSION LIMITED
EHI AUTO SERVICES (HONG KONG) HOLDING LIMITED

By:
Name:
Title:

For and on behalf of the following Guarantor
L&L FINANCIAL LEASING HOLDING LIMITED

By:
Name:
Title:

Signature Page to Purchase Agreement

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

J.P. MORGAN SECURITIES PLC

By:
Name:
Title:

Signature Page to Purchase Agreement

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Purchase Agreement

SCHEDULE A

THE SECURITIES

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
J.P. Morgan Securities plc	$320,000,000
Deutsche Bank AG, Singapore Branch	$80,000,000
Total	$400,000,000

Sch - A - 1

SCHEDULE B

PRICING SUPPLEMENT

Sch - B - 1

SCHEDULE C

CONTROLLED ENTITIES

Controlled Entities	Place of Incorporation

Brave Passion Limited	British Virgin Islands

eHi Auto Services (Hong Kong) Holding Limited	Hong Kong

L&L Financial Leasing Holding Limited	Hong Kong

Shuzhi Information Technology (Shanghai) Co., Ltd.	PRC

Shanghai eHi Car Rental Co., Ltd.	PRC

Shanghai Taihao Financial Leasing Co., Ltd.	PRC

Shanghai Taide Financial Leasing Co., Ltd.	PRC

eHi Auto Services (Jiangsu) Co., Ltd.	PRC

Suzhou eHi Car Rental Co., Ltd.	PRC

Shijiazhuang eHi Car Rental Co., Ltd.	PRC

Jiangyin eHi Car Rental Co., Ltd.	PRC

Shanghai Smart Brand Auto Driving Services Co., Ltd.	PRC

Beijing Smart Brand Sunshine Labour Services Co., Ltd.	PRC

Chongqing Smart Brand Auto Driving Technique Services Co., Ltd.	PRC

Jinan eHi Car Rental Co., Ltd.	PRC

Beijing eHi Car Rental Co., Ltd.	PRC

Wuxi eHi Car Rental Co., Ltd.	PRC

Shanghai PingXing Car Rental Co., Ltd.	PRC

Chongqing eHi Car Rental Co., Ltd.	PRC

Shenzhen eHi Car Repair Services Co., Ltd.	PRC

Hainan eHi Car Rental Co., Ltd.	PRC

Guangzhou Shanjing Car Repair Services Co., Ltd.	PRC

Shenyang eHi Car Rental Co., Ltd.	PRC

Shanghai eHi Chengshan Car Rental Co., Ltd.	PRC

Hanghzou eHi Car Rental Co., Ltd.	PRC

Sch - C - 1

Shenzhen eHi Car Rental Co., Ltd.	PRC

Dali eHi Car Rental Co., Ltd.	PRC

Shanghai eHi Electric Car Rental Services Co., Ltd.	PRC

Shanghai Shanjing Car Repair Services Co., Ltd.	PRC

Shanghai Taihan Trading Co., Ltd.	PRC

Shanghai eHi Car Services Information Technology Co., Ltd.	PRC

Sanya Shanjing Car Repair Services Co., Ltd.	PRC

Xi’an eHi Car Rental Co., Ltd.	PRC

Shanghai eHi Chengshan Car Rental Nanjing Co., Ltd.	PRC

Hangzhou Shanjing Car Repair Services Co., Ltd.	PRC

Hefei Shanjing Car Repair Services Co., Ltd.	PRC

Changsha Shanjing Car Repair Services Co., Ltd.	PRC

eHi Car Rental Management Services (Shanghai) Co., Ltd	PRC

Hangzhou Deyu Car Dealing Services Co., Ltd	PRC

Fujian eHi Car Rental Co., Ltd	PRC

Foshan eHi Car Rental Co., Ltd	PRC

Hefei eHi Car Rental Management Services Co., Ltd	PRC

Hefei Smart Brand Auto Driving Services Co., Ltd	PRC

Changzhou eHi Car Rental Co., Ltd	PRC

Nanchang eHi Car Rental Co., Ltd	PRC

Xizang eHi Car Rental Co., Ltd	PRC

Changzhou Shanjing Car Repair Services Co., Ltd	PRC

Chongqing Shanjing Car Repair Services Co., Ltd	PRC

Tianjin Shanjing Car Repair Services Co., Ltd	PRC

Changsha eHi Car Rental Co., Ltd	PRC

eHi Sunan Car Rental Wuxi Co., Ltd	PRC

Ningbo eHi Car Rental Co., Ltd.	PRC

Guiyang eHi Car Rental Co., Ltd.	PRC

Ningbo Haichao Investment Management Co., Ltd.	PRC

Shanghai eHi Information Technology Services Co., Ltd. (variable interest entity)	PRC

Shanghai eHi Car Sharing Information Technology Co., Ltd. (variable interest entity)	PRC

Sch - C - 2

Annex A

Form Opinion of U.S. Counsel for the Company

1.	Assuming due authorization by all necessary corporate action by the Company and each Guarantor, the Purchase Agreement has been duly executed and delivered by the Transaction Parties, to the extent such execution and delivery are governed by the laws of the State of New York.

2.	Assuming due authorization by all necessary corporate action by the Company and each Guarantor, the Indenture has been duly executed and delivered by the Transaction Parties, to the extent such execution and delivery are governed by the laws of the State of New York and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes the legally valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws); (ii) by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; (iii) by public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence, willful misconduct or unlawful conduct; (iv) by the unenforceability under certain circumstances of broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law; and (v) by possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights generally (the “Enforceability Exceptions”).

3.	Assuming due authorization by all necessary corporate action by the Company, the Notes have been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York; and when authenticated by a duly authorized signatory of the Trustee in accordance with the provisions of the Indenture and delivered and paid for in accordance with the terms of the Purchase Agreement, the Notes will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as may be limited by the Enforceability Exceptions.

4.	Assuming due authorization by all necessary corporate action by each of the Guarantors, and assuming that the Notes have been issued and authenticated by a duly authorized signatory of the Trustee in accordance with the provisions of the Indenture and delivered and paid for in accordance with the terms of the Purchase Agreement, the Guarantees constitute legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as may be limited by the Enforceability Exceptions.

5.	No authorization, permit or approval or other action by, and no notice to or filing with, any United Stated federal or New York governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Transaction Parties or to the transactions of the type contemplated by the Transaction Documents is required on the part of the Transaction Parties for (i) the execution, delivery or performance of any Transaction Document; (ii) the issuance and sale of the Securities; or (iv) the listing of the Notes on the Singapore Exchange Securities Trading Limited, in each case, except (a) such as have been obtained and (b) as may be required under applicable state or foreign securities or blue sky laws.

6.	The statements in the General Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they summarize the Indenture and the terms of the Securities, and under the caption “Plan of Distribution,” insofar as they summarize certain provisions of the Purchase Agreement, fairly summarize the information disclosed in all material respects.

7.	Assuming the validity of such actions under the respective laws of Hong Kong, the Cayman Islands and the British Virgin Islands, and subject to the Enforceability Exceptions, each Transaction Party has, under the laws of the State of New York relating to personal jurisdiction, pursuant to Section 16 of the Purchase Agreement and Section 11.07 of the Indenture, validly submitted to the personal jurisdiction of any state or federal court located in the City and County of New York, New York (a “New York Court”) in any action arising out of or relating to the Purchase Agreement and the Indenture, has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and in any action arising out of or relating to the Purchase Agreement or the Indenture, has validly and irrevocably waived any claim of inconvenient forum; and has validly and irrevocably appointed Law Debenture Corporate Services Inc. as its agent for the purpose described in Section 16 of the Purchase Agreement and Section 11.07 of the Indenture. Service of process in the manner set forth in Section 16 of the Purchase Agreement and Section 11.07 of the Indenture will be effective under the laws of the State of New York to confer valid personal jurisdiction over each Transaction Party in a New York Court.

8.	Based upon the representations, warranties and agreements of the Transaction Parties and you in the Purchase Agreement and assuming compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, it is not necessary in connection with the offer and sale of the Securities to you under the Purchase Agreement or in connection with the initial resale by you of the Securities in the manner contemplated by the Purchase Agreement and the General Disclosure Package to register the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or to qualify the Indenture in respect thereof under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), it being expressly understood that we express no opinion as to the securities laws of any state or foreign jurisdiction and we express no opinion as to any subsequent reoffer, resale or transfer of any of the Securities.

9.	None of the Transaction Parties are, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Offering Memorandum, none of the Transaction Parties will be, an “investment company” required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

10.	The execution and delivery by each of the Transaction Parties of the Transaction Documents, to which it is a party, and the performance of their obligations thereunder will not (a) violate Generally Applicable Law, or (b) assuming that a portion of the net proceeds from the offering of the Notes is used to repay all outstanding borrowings under, and terminate, on the date hereof, the facility agreement, dated August 30, 2016, among the Company, Deutsche Bank AG, Hong Kong Branch, as facility agent, and DB Trustees (Hong Kong) Limited, as security agent, result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Transaction Parties under or result in or require the creation of any lien upon or security interest in any property of the Transaction Parties pursuant to the terms of, any agreement or document listed in Schedule A.

Annex B

Form Opinion of PRC Counsel for the Company

1	Each of the PRC Subsidiaries as set out in Schedule 1 has been duly incorporated and is validly existing as an equity joint venture with limited liability or a limited liability company (as the case may be) under the PRC Laws, and is a separate and independent legal entity capable of suing and being sued, and except as disclosed in the Offering Memorandum, having full legal right, power and authority to own, use, lease and operate properties and other assets as described in the Offering Memorandum. The articles of association and the business license of each of the PRC Subsidiaries comply with the applicable requirements of PRC Laws and are in full force and effect. To the best of our knowledge after due inquiries and as confirmed by the PRC Subsidiaries, except as disclosed in Schedule 2 as attached hereto, the registered capital of each of the PRC Subsidiaries has been fully paid and, except for those disclosed in the Offering Memorandum, all the equity interests and registered capital of the PRC Subsidiaries are free and clear of any liens, charges, transfer or any other encumbrances, or claims, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Subsidiaries. Each shareholder of the PRC Subsidiaries is liable to such PRC Subsidiaries to the extent of the capital contribution for which it/he subscribed; all approvals, consents, certificates, orders, licenses, permits, declarations, qualifications, authorizations, registrations and filings required under PRC Laws (the “Governmental Authorizations”) for the ownership interest by each of the shareholder of its/his equity interest in such PRC Subsidiary, as the case may be, have been obtained or made, and no other Governmental Authorization is required under PRC Laws for such ownership interest.

2	Each of Shanghai eHi Information Technology Services Co., Ltd. (“eHi Information”) and Shanghai eHi Car Sharing Information Technology Co., Ltd.(“eHi Car Sharing”), together with eHi Information, the “VIE Entities” or the “VIE Entity” for each or any of them has been duly incorporated and is validly existing as a limited liability company under the PRC Laws, and is a separate and independent legal entity capable of suing and being sued, and except as disclosed in the Offering Memorandum, having full legal right, power and authority to own, use, lease and operate properties and other assets as described in the Offering Memorandum. The articles of association and the business license of each of the VIE Entities comply with the applicable requirements of PRC Laws and are in full force and effect. To the best of our knowledge after due inquiries, except as disclosed in Schedule 2 as attached hereto, the registered capital of each of the VIE Entities has been fully paid and except for those disclosed in the Offering Memorandum, all the equity interests and registered capital of the VIE Entities are free and clear of any liens, charges, transfer or any other encumbrances, or claims, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the VIE Entities. Each shareholder of the VIE Entities is liable to such VIE Entities to the extent of the capital contribution for which it/he subscribed; all approvals, consents, certificates, authorizations, registrations and filings required under PRC Laws (the “Governmental Authorizations”) for the ownership interest by each of the shareholder of its/his equity interest in such VIE Entity, as the case may be, have been obtained or made, and no other Governmental Authorization is required under PRC laws for such ownership interest.

3	The ownership structure, insofar as it relates to the PRC Subsidiaries and VIE Entities, as shown in the corporate structure chart set out in the Offering Memorandum under the captions “OUR CORPORATE HISTORY AND STRUCTURE”, is accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. Subject to the description in paragraph 2 and 7 of this Opinion, the ownership structure of the Company, insofar as it relates to the PRC Subsidiaries and VIE Entities, is not in violation of any applicable PRC Laws.

4	The business carried out by the PRC Subsidiaries and VIE Entities as described in the Offering Memorandum complies with its articles of association in effect and is within the business scope described in its current business license, and, except as disclosed in the Offering Memorandum, is in all material respects in compliance with all applicable PRC Laws, except were such non-compliance would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, shareholders’ equity, results of operations or position, business, properties, condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company, the Subsidiary Guarantors and the PRC Group Entities, taken as a whole (a “Material Adverse Effect”).

5	Except as described in the Offering Memorandum, each of the VIE Contracts are legal, valid and is binding on and enforceable against the parties thereto, in accordance with the terms of the VIE Contracts, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No Government Authorization is required to be obtained in the PRC as of the date hereof for the transactions contemplated in the VIE Contracts in any material respect, other than those already obtained, provided that the exercise of the call option in the future must be approved and registered by any competent national, provincial or local governmental, regulatory or administrative authority in the PRC (“PRC Authorities”)

6	Each of the relevant PRC Subsidiaries and VIE Entities has full power, authority and legal right to enter into, execute, assume, deliver and perform its obligations under each of the VIE Contracts and has duly authorized, executed and delivered each of the VIE Contracts.

7	The execution and delivery of the VIE Contracts by the parties thereto do not, and the performance by the parties of their respective obligations thereunder, will not (A) except as disclosed in the Offering Memorandum, contravene any provision of the applicable PRC Laws or a violation of any material Governmental Authorization granted by PRC Authorities, as a result of which such VIE Contracts would be determined to be invalid or should be void; (B) contravene the business license or the articles of association of any of PRC Subsidiaries and VIE Entities which is a party to the VIE Contracts; (C), contravene any arbitration award or judgment, order or decree of any court of the PRC having jurisdiction over the parties known to us to the VIE Contracts; or (D) to the best of our knowledge after due inquiries, except which would not have a Material Adverse Effect, conflict with or result in a violation of mortgage, loan agreement or other agreement governed by PRC laws known to us to which any of PRC Subsidiaries or VIE Entities is a party.

8	To the best of our knowledge after due inquiries and as confirmed by PRC Subsidiaries and VIE Entities, there are no legal, administrative, arbitration or other official proceedings known to us in the PRC which has challenged the legality, effectiveness or validity of the VIE Contracts and/or the transactions contemplated thereby, individually or taken as a whole, and, no such proceedings are threatened or contemplated by any PRC Authority.

9	Except as disclosed in the Offering Memorandum and except for the description in paragraph 21 of this Opinion, each of the PRC Subsidiaries and VIE Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s principal shareholders as disclosed in the Offering Memorandum who are PRC residents with any applicable State Administration for Foreign Exchange (“SAFE”) rules and regulations, which insofar as their ownership interests in the PRC Group Entities are subject to, including without limitation, requiring each of such principal shareholders that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE rules and regulations.

10	Neither the execution and delivery by the Company and the offshore Subsidiary Guarantors of, nor the due performance by the Company and the Subsidiary Guarantors of their obligations under the Transaction Documents will contravene or result in a breach or violation of (i) any material contract set forth hereto in Schedule 4 governed by PRC Laws (the “Material Contracts") of the PRC Subsidiaries, (ii) the articles of association of the PRC Subsidiaries; (iii) the applicable PRC Laws, or (iv) to the best of our knowledge after due inquiries and based on written confirmations from the PRC Group Entities, any judgment, order or decree of any PRC Government Authorities that are known to us having jurisdiction over the PRC Subsidiaries.

11	Assuming no issuance, offering and sale of the Notes have been or will be made directly or indirectly within the PRC, except as disclosed in the Offering Memorandum, no Governmental Authorization (including from the National Development Reform Commission) is required to be obtained by the Company and the Subsidiary Guarantors under the PRC Laws for (A) the issue, sale and listing of the Notes under the Transaction Documents, (B) the authorization, execution and delivery of the Transaction Documents, and (C) the performance by the Company, the Subsidiary Guarantors and the Initial Purchasers of the transactions contemplated by the Transaction Documents.

12	To the best of our knowledge after due inquiries and based on written confirmations from the PRC Subsidiaries and VIE Entities, none of the PRC Subsidiaries and VIE Entities has taken any action nor have any steps been taken or legal or administrative proceedings been started or expressly threatened against any of the PRC Subsidiaries and VIE Entities for (i) the winding-up, liquidation or bankruptcy of such PRC Subsidiaries and VIE Entities, or the appointment of a receiver in respect of any of its property or assets, or (ii) the withdrawal, revocation or cancellation of the business license of such PRC Subsidiaries or VIE Entities.

13	To the best of our knowledge after due inquiries and as confirmed by the PRC Group Entities, (a) the PRC Group Entities have legal and valid title to such real property and buildings which such PRC Subsidiary or VIE Entity is identified as the right owner as set out in Schedule 5, (b) real property and buildings used by PRC Group Entities under lease (the “Leased Real Properties”) in the PRC as set out in Schedule 5 are held by them under valid, subsisting and enforceable leases and rights and is continuing under any of such leases and rights, except (1) as otherwise disclosed in the Offering Memorandum and Schedule 5; or (2) for, in the case of clauses (b) above, the defaults of which would not have a Material Adverse Effect on the PRC Group Entities taken as a whole.

14	To the best of our knowledge after reasonable inquiries and as confirmed by the PRC Subsidiaries and VIE Entities, none of the PRC Subsidiaries and VIE Entities is in breach or in default, as the case may be, under (A) its articles of association or business license,(B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other similar evidence of indebtedness known to us and governed by the PRC Laws, (C) except as disclosed in the Offering Memorandum, any PRC Laws, or (D) any decree, judgment or order of any court in the PRC, applicable to any of the PRC Subsidiaries and VIE Entities that are known to us, except for, in the clauses (B), (C) and (D) above, such violation, breach or default which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

15	To the best of our knowledge after due inquiries and as confirmed by the PRC Group Entities, except as disclosed in the Offering Memorandum, there are no pending or expressly threatened actions, suits or proceedings in writing (legal, administrative, governmental or otherwise) in the PRC against or affecting any PRC Group Entities, whether or not arising in the ordinary course of business, which, if held against the PRC Group Entities, would have a Material Adverse Effect, or would materially adversely affect the ability of the Company and the Subsidiary Guarantors to perform its obligations under the Transaction Documents or the Notes, or which are otherwise material in the context of the offering and distribution of the Notes.

16	Except as disclosed in the Offering Memorandum, including with respect to certain Permits (as defined below) for Kunming No.1 branch of eHi Rental and Haerbin No.2 branch of eHi Rental which incompliance would not, to the best of our knowledge and as confirmed by the PRC Group Entities, in the aggregate, have a Material Adverse Effect, each of the PRC Group Entities has all necessary licenses, authorizations, franchises, consents, concessions, orders, certificates, permits and approvals (collectively, the “Permits”, or the “Permit” for any of them) to conduct its business now operated by it as described in the Offering Memorandum. Based on written confirmations from the PRC Group Entities, as for the already obtained Permits, none of the PRC Group Entities has any reason to believe that it will not be able to renew any Permit when and as such Permit expires; none of the PRC Group Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any Permit except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect; and the PRC Group Entities are in compliance in all material respects with all of the provisions of the Permits, except those incompliance would not, individually or in the aggregate, have a Material Adverse Effect.

17	The PRC Subsidiaries and VIE Entities have legal and valid title to such intellectual properties which such PRC Subsidiary or VIE Entity is identified as the right owner as set out in Part A of Schedule 6 (the “Owned Patents”) and Part B of Schedule 6 (the “Owned Trademarks”).To the best of our knowledge after due inquiries and based on written confirmations from the PRC Group Entities, none of the PRC Group Entities has received any written notice of infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property listed in Schedule 6.

18	To the best of our knowledge after due inquiries and as confirmed by PRC Subsidiaries and VIE Entities, there are no outstanding guarantees of any of the PRC Subsidiaries and VIE Entities in respect of indebtedness of third parties (excluding the Company, the PRC Group Entities and other entities controlled by the Company) which, if become absolute obligations, would have a Material Adverse Effect.

19	Except as disclosed in the Offering Memorandum, each of the PRC Subsidiaries that are foreign invested enterprises (the “FIE PRC Subsidiaries”) has full power and authority to declare and effect dividend payments to its shareholders registered outside the PRC in accordance with and subject to the PRC Laws and its articles of association and all dividends and other distributions declared and payable upon the interests in the FIE PRC Subsidiaries held by a shareholder registered outside the PRC may, after payment of corporate income taxes, allocation to the statutory prescribed funds and withholding of requisite withholding tax, be converted into foreign currency that may be freely transferred out of the PRC subject to the requirements imposed by relevant PRC Laws.

20	As disclosed in the Offering Memorandum, the PRC Group Entities outsource substantially all of their employees from an independent third party professional human resources company. Therefore, not all the PRC Group Entities have completed their social insurance registration with relevant PRC Authority, which would not result in a Material Adverse Effect.

21	To the best of our knowledge after due inquiries and based on written confirmation from the PRC Group Entity, except as disclosed in the Offering Memorandum, employees with PRC nationality of the PRC Group Entities who participate in the stock option plans of the Company, have completed the registration as requested by “Notice of the State Administration of Foreign Exchange on Issues Related to Foreign Exchange Administration in Domestic Individuals' Participation in Equity Incentive Plans of Companies Listed Abroad” (Hui Fa [2012] No. 7) issued by any applicable SAFE on February 15, 2012.

22	The statements in each of the Offering Memorandum under the captions entitled “Enforceability of Civil Liabilities”, “Summary”, ”Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Taxation- PRC”, “Regulatory Overview”, “Our Corporate History and Structure”, “Related Party Transactions”, “Taxation”, “Business” and “Description of Other Material Indebtedness” to the extent that they purport to describe the provisions of the PRC Laws or are summaries of legal matters under the PRC Laws, or a reference to our opinions with respect to the compliance with PRC Laws by the PRC Group Entities, are correct and accurate in all material respects and fairly summarize matters referred to therein and we are not aware of any fact which would render any such statement in light of the circumstances under which they were made misleading in any material respect.

23	Subject to any applicable approval procedures or other Governmental Authorizations which may be required by the PRC Laws, the due application of the net proceeds to be received by the Company from the issue and sale of the Notes as contemplated by the Offering Memorandum would not (i) result in violation of any applicable PRC Laws, (ii) result in violation of the articles of association and business license of any of the PRC Subsidiaries and VIE Entities, and (iii) to the best of our knowledge after due inquiry and as confirmed by PRC Subsidiaries and VIE Entities, contravene any material indenture, mortgage, loan agreement, or other agreements known to us and governed by PRC laws which are binding upon any of the PRC Subsidiaries or VIE Entities, except as disclosed in the Offering Memorandum.

24	There are no reporting obligations to any competent national, provincial or local governmental, regulatory or administrative authority in the PRC under the PRC Laws on non PRC holders of the Notes by virtue only of holding the Notes.

25	The submission of the Company and the Subsidiary Guarantors to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company and the Subsidiary Guarantors of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company and the Subsidiary Guarantors not to plead an inconvenient forum, and the agreement of the Company and the Subsidiary Guarantors that the Transaction Documents be construed in accordance with and governed by the laws of the State of New York do not contravene the PRC Laws; under PRC Law and subject to compliance with relevant civil procedural requirements in the PRC, service of process effected in the manner set forth in the Purchase Agreement and the Indenture does not contravene PRC Law, as applicable; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company and the Subsidiary Guarantors under the Transaction Documents will be recognized by courts of competent jurisdiction in the PRC, subject to compliance with relevant civil procedural requirements in the PRC and the conditions described under the caption of “Enforceability of Civil Liabilities” in the Offering Memorandum.

26	The indemnification and contribution provisions set forth in the Purchase Agreement do not contravene the PRC Laws, and as far as the PRC Laws are concerned, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, the Purchase Agreement is in proper legal form under PRC Laws for the enforcement thereof against the Company and the Subsidiary Guarantors, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Purchase Agreement in the PRC courts, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC prior to the commencement of any legal procedures with any PRC courts or that any stamp or similar tax be paid on or in respect of any such document.

27	To the best of our knowledge after due inquiries and based on the written confirmation of the PRC Group Entities, except which would not have a Material Adverse Effect, (i) none of the PRC Group Entities has been penalized for any material PRC tax incompliance, which penalty has not been fully performed up to the date hereof; (ii) none of the PRC Group Entities has received any written notice issued by the competent PRC Authorities regarding the investigation of any material PRC tax noncompliance, which investigation is pending as of the date hereof. There are no material PRC fees or taxes that are or will become applicable to the Company, the Subsidiary Guarantors or any of the PRC Group Entities as a consequence of completion of the offering of the Notes that have not been described in the Offering Memorandum.

28	Except as disclosed in the Offering Memorandum, assuming no issuance, offering and sale of the Notes have been or will be made directly or indirectly within the PRC and that none of the Transaction Documents is executed by any party thereto in the PRC, under the existing PRC laws, non-PRC resident holders of the Notes are not subject to withholding tax, income tax or any other taxes or duties imposed by any PRC Authority in respect of (A) any payments, dividends or other distributions made on the Notes or (B) gains made on sales of the Notes between non-PRC residents consummated outside the PRC, unless the holder thereof is subject to such taxes in respect of such Notes by reason of being connected with the PRC otherwise than by reason only of the holding of the Notes or receiving payments in connection therewith as described in the Offering Memorandum.

29	Except as disclosed in the Offering Memorandum, assuming no issuance, offering and sale of the Notes have been or will be made directly or indirectly within the PRC and that none of the Transaction Documents is executed by any party thereto in the PRC, no stamp, registration, documentary or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, Subsidiary Guarantors, or the Initial Purchasers to the relevant PRC tax authority in connection with (i) the issuance, offer, sale and delivery by the Company of the Notes to or for the account of the Initial Purchasers in the manner contemplated in the Purchase Agreement, (ii) the execution and delivery of the Transaction Documents, or (iii) the resale of the Notes by the Initial Purchasers.

30	Based on our review of the Material Contracts set forth in Schedule 4 which are governed by PRC Laws and to which any PRC Subsidiary or VIE Entity is a party or any of its property or assets is subject and as confirmed by PRC Subsidiaries and VIE Entities, we are of the opinion that: (i) all of such Material Contracts have been authorized, executed and delivered by the relevant PRC Subsidiaries and VIE Entities, and the relevant PRC Subsidiaries and VIE Entities have taken all necessary corporate actions to authorize the performance thereof which are required to be performed as of the date of this Opinion, (ii) such Material Contracts are legal, valid and binding on the parties thereto and the enforceable under the PRC Laws in accordance with their respective terms. To the best of our knowledge after due inquiries and based on the written confirmations of the PRC Group Entities, none of the PRC Group Entities is in default in the performance of any material obligation under such Material Contracts which would result in Material Adverse Effect..

31	As far as the PRC Laws are concerned, non-PRC resident holders of the Note will not be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Notes. There are no limitations under the PRC Laws on the rights of holders of the Notes to hold or transfer their Notes, nor any statutory pre-emptive rights or transfer restrictions applicable to the Notes.

32	The entry into, and performance or enforcement of the Transaction Documents in accordance with its respective terms will not subject any of the Initial Purchasers or the Trustee to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Initial Purchaser or the Trustee be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any PRC Laws by reason only of its entry into, performance or enforcement of the Transaction Documents.

33	Under the PRC Laws, none of the Company, the Subsidiary Guarantors and the PRC Group Entities nor any of their respective assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any RPC court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for giving of any relief or for the enforcement of any judgment in respect of its obligations under the Transaction Documents.

Annex C

Form Opinion of Cayman Counsel for the Company

1.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands. The Company can sue and be sued in its own name under the laws of the Cayman Islands.

1.2	The Company has all the requisite power and authority under the Memorandum and Articles to own, use, lease or operate its properties and conduct its business in accordance with the Memorandum and Articles, and to enter into, execute and perform its obligations under the Transaction Documents and the Notes including the issue and offer of the Notes pursuant to the Transaction Documents, the listing of the Notes on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) and the issue and circulation of the Offering Memorandum.

1.3	The execution and delivery of the Transaction Documents do not, and the issue and offer of the Notes by the Company and the performance by the Company of its obligations under the Transaction Documents will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

1.4	The execution, delivery and performance of the Transaction Documents have been duly authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Transaction Documents by any one of Ray Ruiping Zhang or Colin Chitnim Sung for and on behalf of the Company, the Transaction Documents will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

1.5	The Notes have been duly authorised by the Company and when the Notes are signed in facsimile or manually by a director of the Company on behalf of the Company and, if appropriate, authenticated in the manner set forth in the Indenture and delivered against due payment therefor will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

1.6	No authorisations, consents, approvals, licences, validations, orders, registrations, filings or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the issue and circulation of the Offering Memorandum;

(b)	the execution, creation or delivery of the Transaction Documents by and on behalf of the Company;

(c)	subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Company;

(d)	the offering, execution, authentication, allotment, issue or delivery of the Notes;

(e)	the performance by the Company of its obligations under the Notes and the Transaction Documents;

(f)	the listing of the Notes on the SGX-ST; or

(g)	the payment of the principal and interest and any other amounts under the Notes.

1.7	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Transaction Documents or the Notes;

(b)	the enforcement of the Transaction Documents or the Notes;

(c)	payments made under, or pursuant to, the Transaction Documents or the Notes; or

(d)	the issue, transfer or redemption of the Notes.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

1.8	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Documents and the Notes.

1.9	The obligations of the Company under the Transaction Documents and the Notes rank and will rank at least pari passu with all its other present and future unsecured obligations (other than those preferred by law).

1.10	Based solely on our search of the Register of Writs and Other Originating Process (the "Court Register") maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on [ ] 2017 (the "Litigation Search"), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice ("Originating Process") nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is identified as a defendant or respondent.

1.11	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

1.12	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Notes that any document be filed, recorded, registered or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

1.13	There is no requirement under Cayman Islands law that the Offering Memorandum be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

1.14	The statements made in the Offering Memorandum under the headings "Enforceability of Civil Liabilities", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations – Taxation – Cayman Islands", "Management – Duties of Directors" and "Taxation – Cayman Islands" are correct in so far as such statements are summaries of or relate to Cayman Islands law.

1.15	The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterised as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Transaction Documents.

1.16	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

1.17	The appointment by the Company in the Transaction Documents of an agent to accept service of process in the Relevant Jurisdiction is legal, valid and binding on the Company assuming the same is true under the Relevant Law.

1.18	None of the parties to the Transaction Documents (other than the Company) or the holders of the Notes will be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the negotiation, preparation or execution of the Transaction Documents or the issue of the Notes.

1.19	None of the parties to the Transaction Documents (other than the Company) or the holders of the Notes will be required to be licensed, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their respective rights under the Transaction Documents, or as a consequence of the execution, delivery and performance of the Transaction Documents, or the issue of the Notes.

1.20	The submission by the Company in the Transaction Documents to the exclusive jurisdiction of the courts of the Relevant Jurisdiction is legal, valid and binding on the Company assuming that the same is true under the Relevant Law and under the laws, rules and procedures applying in the courts of the Relevant Jurisdiction.

1.21	There are no usury or interest limitation laws in the Cayman Islands which would limit the recovery of payments from the Company in accordance with the Transaction Documents.

Annex D

Form Opinion of British Virgin Islands Counsel for the Company

1.1	The Company is a company limited by shares incorporated with limited liability under the BVI Business Companies Act (as amended) (the "Act"), is in good standing at the Registry of Corporate Affairs, is validly existing under the laws of the British Virgin Islands and possesses the capacity to sue and be sued in its own name.

1.2	The Company has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Transaction Documents and to own, use, lease or operate its properties and conduct its business in accordance with the Memorandum and Articles.

1.3	The execution and delivery of the Transaction Documents do not, and the performance by the Company of its obligations under the Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the British Virgin Islands.

1.4	The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Transaction Documents by any one of Ray Ruiping Zhang or Colin Chitnim Sung for and on behalf of the Company, the Transaction Documents will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

1.5	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with:

(a)	the execution, creation or delivery of the Transaction Documents by and on behalf of the Company;

(b)	enforcement of the Transaction Documents against the Company; or

(c)	the performance by the Company of its obligations under the Transaction Documents.

1.6	With the exception of filing fees charged by the Registry of Corporate Affairs in respect of any optional filings made at the Registry of Corporate Affairs no taxes, fees or charges (including stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of:

(a)	the execution or delivery of the Transaction Documents;

(b)	the enforcement of the Transaction Documents; or

(c)	payments made under, or pursuant to, the Transaction Documents.

Companies incorporated or registered under the Act are currently exempt from income and corporate tax. In addition, the British Virgin Islands does not levy capital gains tax on companies incorporated or registered under the Act. There is no applicable statutory usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by the Company of its obligations under the Transaction Documents.

1.7	The courts of the British Virgin Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Documents.

1.8	The obligations of the Company under the Transaction Documents rank and will rank at least pari passu with all its other present and future unsecured obligations (other than those preferred by law).

1.9	Based solely on our inspection of the High Court Registry from the date of incorporation of the Company there were no actions or petitions pending against the Company in the High Court of the British Virgin Islands as at the time of our search on [ ] 2017.

1.10	On the basis of our searches conducted at the Registry of Corporate Affairs and at the High Court Registry, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement that notice of appointment of a receiver made under section 118 of the Insolvency Act, 2003 be registered with the Registry of Corporate Affairs under section 118 of the Insolvency Act, 2003. However, it should be noted that there is no mechanism to file with the Registry of Corporate Affairs notice of an appointment of a receiver made under foreign legislation.

1.11	On the basis of our search conducted at the Registry of Corporate Affairs, no charge created by the Company has been registered pursuant to section 163 of the Act.

1.12	Any final and conclusive monetary judgment obtained against the Company in the courts of the Relevant Jurisdiction in respect of the Transaction Documents, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that in respect of the foreign judgment:

(a)	the foreign court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(b)	the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

(c)	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

(d)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(e)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

1.13	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents that any document be filed, recorded, registered or enrolled with any governmental authority or agency or any official body in the British Virgin Islands.

1.14	The Company is not entitled to any immunity under the laws of the British Virgin Islands whether characterised as sovereign immunity or otherwise for any legal proceedings in the British Virgin Islands to enforce or to collect upon the Transaction Documents.

1.15	There is no exchange control legislation under British Virgin Islands law and accordingly there are no exchange control regulations imposed under British Virgin Islands law.

1.16	The statements made in the Offering Memorandum under the heading "Enforceability of Civil Liabilities" are correct in so far as such statements are summaries of British Virgin Islands law.

1.17	The appointment by the Company in the Transaction Documents of an agent to accept service of process in the Relevant Jurisdiction is legal, valid and binding on the Company assuming the same is true under the governing law of the Transaction Documents.

1.18	None of the parties to the Transaction Documents (other than the Company) will be treated as resident, domiciled or carrying on or transacting business in the British Virgin Islands solely by reason of the negotiation, preparation or execution of the Transaction Documents.

1.19	None of the parties to the Transaction Documents (other than the Company) will be required to be licensed, qualified, or otherwise entitled to carry on business in the British Virgin Islands in order to enforce their respective rights under the Transaction Documents, or as a consequence of the execution, delivery and performance of the Transaction Documents.

1.20	The submission by the Company in the Transaction Documents to the exclusive jurisdiction of the courts of the Relevant Jurisdiction is legal, valid and binding on the Company assuming that the same is true under the Relevant Law and under the laws, rules and procedures applying in the courts of the Relevant Jurisdiction.

1.21	On the basis of our search at the Registry of Corporate Affairs, the registered office of the Company is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

1.22	Service of a document may be effected on the Company by addressing the document to the Company and leaving it at, or sending it by a prescribed method to (a) the Company's registered office or (b) the office of the Company's registered agent. The prescribed methods are:

(a)	by properly addressing, preparing and posting an envelope containing the document to the address for service;

(b)	by personal service;

(c)	by direct delivery to the secretary or clerk of the Company's registered agent; and

(d)	by email attaching the document provided that (a) the original of the document shall be sent by post; and (b) it shall not matter whether the document was served in a scanned or other form so long as it is legible and in the form of the original document.

Annex E

Form Opinion of Hong Kong Counsel for the Company

1.	Each of the Guarantors:

(i)	is incorporated with limited liability under the laws of Hong Kong; and

(ii)	has the power to own its assets and carry on its business as it is being conducted.

2.	So far as is discoverable from the Searches, (1) no petition, order or resolution for the winding-up of any of the Guarantors, (2) no notice of appointment of a receiver or liquidator in respect of any of the Guarantors or any of their assets has been given, and (3) no law suits or legal proceedings against any of the Guarantors at the High Court and the District Court of Hong Kong.

3.	The execution and delivery of the Transaction Document by each of the Guarantors and the performance by each of the Guarantors of its obligations thereunder (1) do not conflict with or result in a violation of any of the provisions in their respective articles of association or any Hong Kong laws having applications generally to Hong Kong incorporated companies or their respective assets; and (2) provided that a portion of the net proceeds from the offering of the Notes is used to repay all outstanding borrowings under, and to terminate, the 2016 Facility Agreement on the same day as the date of issue of the Notes, do not result in a breach of or a default under the 2016 Facility Agreement (as defined in Schedule 1 to this letter).

4.	Each Transaction Document to which each of the Guarantors is a party, constitutes legal, valid, binding and enforceable obligations of the respective Guarantor.

5.	Each of the Guarantors has the power to enter into, and perform its obligations under, each Transaction Document to which it is a party and has taken all necessary corporate action to authorise the entry into and performance of each such Transaction Document.

6.	The obligations of each of the Guarantors under the Transaction Documents will constitute unsecured and unsubordinated obligations of such Guarantor and will rank pari passu with all other unsecured and unsubordinated obligations of such Guarantor, save for such obligations as may be preferred by mandatory provisions of applicable laws.

7.	The submission by the Guarantors to the jurisdiction of the courts of New York in the circumstances set out in the Transaction Documents is legal, valid and binding on each of the Guarantors.

8.	We are not aware of any reason that the choice of New York law as the governing law of the applicable Transaction Documents would not be upheld by the Hong Kong courts of competent jurisdiction.

9.	No official registration or filing is required in Hong Kong and no authorisations, consents or approvals are required from any regulatory or governmental agency or juridical or public body in Hong Kong in relation to the execution and delivery of the Transaction Documents, the performance by any party to the Transaction Documents of its obligations thereunder and the validity, enforceability and admissibility as evidence of the Transaction Documents by any party thereto.

10.	No stamp duty, registration or similar tax or charge is payable in Hong Kong in respect of the Transaction Documents or execution and delivery of the Transaction Documents by the Guarantors.

11.	All payments by each of the Guarantors under the Transaction Documents may be made free and clear of and without withholding or deduction for or on account of any taxed imposed by or on behalf of any relevant authority in Hong Kong.

12.	None of the dividends or other distributions with respect to the share of either of the Guarantors is subject to withholding or other taxes under Hong Kong laws and may be paid to a bank account outside Hong Kong without the necessity of obtaining any governmental authorization in Hong Kong.

13.	The offering of the Notes by the Company in Hong Kong as described in the Offering Memorandum (as defined in Schedule 1 to this letter) does not violate or contravene any provisions of any Hong Kong statutes or regulations of any governmental authority in Hong Kong provided that:

(i)	none of the Notes have been offered or sold, nor will they be offered or sold, in Hong Kong, by means of any document, other than in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”), or to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO; and

(ii)	no advertisement, invitation or document relating to the Notes has been or will be issued, nor has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

14.	The statements set forth in the Offering Memorandum in the sections "Enforceability of Civil Liabilities”, “Taxation - Hong Kong” and “Plan of Distribution - Hong Kong”, insofar as such statements relate to matters of Hong Kong law, are true and accurate in all material respects.

15.	The Guarantors are not entitled to any immunity on the grounds of sovereignty from any Hong Kong legal action, suit or proceeding.

16.	Hong Kong has no arrangement for the reciprocal enforcement of judgments with the New York courts. However, a judgment obtained in New York may be enforced by suing on the judgment itself under the common law in the Hong Kong courts so long as such New York judgment:

(i)	does not fall within those provisions of the Foreign Judgments (Restriction on Recognition and Enforcement) Ordinance (Cap. 46 of the Laws of Hong Kong) which prevent an overseas judgment from being recognized or enforced in Hong Kong;

(ii)	is for a definite sum of money other than a sum payable in respect of taxes or penalties;

(iii)	is final and conclusive upon the merits of the claim;

(iv)	was not rendered by a foreign court which lacked the appropriate jurisdiction at the time;

(v)	was not based on foreign penal, revenue of other public law;

(vi)	was not obtained by fraud or obtained in proceedings which were contrary to natural justice;

(vii)	is not contrary to public policy in Hong Kong,

and the defendant in the New York proceedings was resident, present or (if corporate) carrying business in New York or submitted or agreed to submit to the jurisdiction of the New York courts. In any Hong Kong proceeding commenced in respect of such New York judgment, summary judgment may be applied for on the ground that the judgment debtor has no defence to the claim, provided that the criteria listed above are satisfied.

17.	None of the Company or any of the subsidiaries of the Company that is a party to the Transaction Documents and is not incorporated in Hong Kong (for the avoidance of doubt, except for the Guarantors which were incorporated in Hong Kong) who is not, prior to the execution of the Transaction Documents, resident, domiciled or carrying on business in Hong Kong will be deemed to be resident, domiciled or carrying on business in Hong Kong solely by reason of the execution, delivery, performance and/or enforcement of the Transaction Documents, and such parties are not necessary to be licensed in Hong Kong in order to enforce their respective rights under the Transaction Documents.